UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 10, 2005

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164

(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108 Dallas, Texas	75205

(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On February 10, 2005, Toreador Resources Corporation (“Toreador”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Keegan & Company, Inc. (“Morgan Keegan”), with respect to the issue and sale by Toreador of 1,250,000 shares of common stock, par value $0.15625 per share.

     The Underwriting Agreement provides for the sale of 1,250,000 shares of common stock (plus an option exercisable by Morgan Keegan for an additional 187,500 shares of common stock to cover over-allotments, if any) at a per share price to Morgan Keegan of $22.85, and an initial per share public offering price by Morgan Keegan of $24.25. The Underwriting Agreement is subject to customary representations and warranties, covenants, indemnification provisions and closing conditions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1.

     The offering is being made pursuant to a registration statement filed on Form S-3 (File No. 333-121828) and declared effective by the Securities and Exchange Commission on February 10, 2005.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

1.1	Underwriting Agreement, dated February 10, 2005

* * * * *

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION
Date: February 11, 2005	By:	/s/ G. Thomas Graves III
G. Thomas Graves III, President and CEO

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 10, 2005